EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
dated as of November 15, 2005
between
MAVERICK TUBE CORPORATION
and
MORGAN STANLEY & CO. INCORPORATED,
as the Initial Purchaser

     REGISTRATION RIGHTS AGREEMENT dated as of November 15, 2005 between Maverick Tube Corporation, a Delaware corporation (the “Company”), and Morgan Stanley & Co. Incorporated as the initial purchaser (the “Initial Purchaser”) under the Purchase Agreement dated November 9, 2005 (the “Purchase Agreement”) between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
     The Company agrees with the Initial Purchaser, (i) for its benefit as Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Securities (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Securities (each of the foregoing a “Holder” and together the “Holders”), as follows:
     Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Interest Amount” has the meaning set forth in Section 2(e) hereof.
     “Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.
     “Amendment Effectiveness Deadline” has the meaning set forth in Section 2(d) hereof.
     “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York or the city in which the Corporate Trust Office, as defined in the Indenture, is located are authorized or obligated by law or executive order to close.
     “Common Stock” means the shares of common stock, $0.01 par value per share, of the Company, together with the Rights evidenced by such common stock to the extent provided in the Rights Agreement, and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.
     “Conversion Price” has the meaning assigned such term in the Indenture.
     “Deferral Notice” has the meaning set forth in Section 3(h) hereof.
     “Deferral Period” has the meaning set forth in Section 3(h) hereof.
     “Effectiveness Deadline” has the meaning set forth in Section 2(a) hereof.
     “Effectiveness Period” means the period commencing on the first date that a Shelf Registration Statement is declared effective under the Securities Act (or, in the event that a previously filed Shelf Registration Statement has been designated as a Shelf Registration Statement for use by holders of Registrable Securities, the first date that a Prospectus Supplement relating to the Registrable Securities has been made available to Notice Holders) and ending on the earlier of (i) date that all Securities and the Underlying Common Stock have ceased to be Registrable Securities and (ii) the date all Securities and the Underlying Common Stock have ceased to be outstanding.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Filing Deadline” has the meaning set forth in Section 2(a) hereof.
     “Holder” has the meaning set forth in the second paragraph of this Agreement.
     “Indenture” means the Indenture dated as of November 15, 2005 between the Company and the Trustee, as trustee, pursuant to which the Securities are being issued.
     “Initial Purchaser” has the meaning set forth in the preamble hereof.
     “Interest Payment Date” means each May 15 and November 15.
     “Issue Date” means the first date of original issuance of the Securities.
     “Material Event” has the meaning set forth in Section 3(h) hereof.
     “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated November 9, 2005 relating to the Securities.
     “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.
     “Purchase Agreement” has the meaning set forth in the preamble hereof.
     “Prospectus” means a prospectus relating to a Shelf Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.
     “Record Holder” means with respect to any Interest Payment Date relating to any Securities or Underlying Common Stock as to which any Additional Interest Amount has accrued, the registered holder of such Security or Underlying Common Stock on May 1 or November 1 immediately preceding the Interest Payment Date.
     “Registrable Securities” means the Securities until such Securities have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with a Shelf Registration Statement, (ii) its eligibility (except with respect to affiliates of the Company within the meaning of the Securities Act) to be sold in compliance with Rule 144(k), or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture is removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.
     “Registration Default” has the meaning set forth in Section 2(e) hereof.
     “Registration Default Period” has the meaning set forth in Section 2(e) hereof.
     “Rights Agreement” means Amended and Restated Shareholder Rights Agreement, dated as of September 22, 2000 between the Company and Harris Trust and Savings Bank.
     “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the 1.875% Convertible Senior Subordinated Notes due 2025 of the Company to be purchased pursuant to the Purchase Agreement, including any Securities purchased by the Initial Purchaser upon exercise of its option to purchase additional Securities.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof, including amendments to such registration statement, all exhibits and all materials incorporated by reference in such registration statement.
     “Special Counsel” means Cleary Gottlieb Steen & Hamilton LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Initial Purchaser (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company. For purposes of determining Holders of a majority of the Registrable Securities in this definition, Holders of Securities shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Securities are or would be convertible as of the date the consent is requested.
     “Trustee” means The Bank of New York, Trust Company, N.A., the trustee under the Indenture.
     “Underlying Common Stock” means the Common Stock into which the Securities are convertible or issued upon any such conversion.

     Section 2. Shelf Registration. (a) As soon as practicable but in any event by the date (the “Filing Deadline”) 90 days after the Issue Date, the Company shall (i) prepare and file or cause to be prepared and filed with the SEC, or (ii) designate a registration statement on file with the SEC for use by Holders of Registrable Securities as, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of the Registrable Securities (a “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by the Holders in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. The Company shall use its reasonable best efforts (i) as promptly as is practicable but in any event by the date (the “Effectiveness Deadline”) that is 180 days after the Issue Date to (x) cause a Shelf Registration Statement to be declared effective under the Securities Act or (y) make available for use by Holders of Registrable Securities a previously filed and effective Shelf Registration Statement, and (ii) to keep a Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company a completed Notice and Questionnaire in substantially the form attached to the Offering Memorandum and such other information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. None of the Company’s security holders (other than the Holders) shall have the right to include any of the Company’s securities in a Shelf Registration Statement.
     (b) If a Shelf Registration Statement covering resales of the Registrable Securities ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement so that all Registrable Securities outstanding as of the date of such filing are covered by a Shelf Registration Statement. If a new Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the new Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep the new Shelf Registration Statement continuously effective until the end of the Effectiveness Period.
     (c) The Company shall amend and supplement the Prospectus and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or file a new Shelf Registration Statement, if required by the Securities Act, or any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 2(d) below.
     (d) Each Holder may sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus only in accordance with this Section 2(d) and Section 3(h). Each Holder that became a Notice Holder no later than (x) 20 days following such Holder’s receipt of notice from the Company of the filing of the Shelf Registration Statement shall be named as a selling securityholder in the initial Shelf Registration Statement and the related Prospectus at the time such Shelf Registration Statement shall be declared effective or (y) in the event that the Company shall have designated a previously filed registration statement as a Shelf Registration Statement for use by Holders of Registrable Securities, no later than 20 days following such Holder’s receipt of notice from the Company of such designation shall be named as a selling securityholder in the initial prospectus supplement made available to Holders under such Shelf Registration Statement, in either case, in such a manner as to permit such Holder to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable law. From and after the date the initial Shelf Registration Statement is declared effective or the initial prospectus supplement is made available to Holders under a designated Shelf Registration Statement, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) 15 Business Days after such date or (y) five Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within 15 Business Days of such delivery date:
     (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new Shelf Registration Statement or any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a effective amendment to a Shelf Registration Statement or shall file a new Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such post-effective amendment or new Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable;
     (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and
     (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any new Shelf Registration Statement or post-effective amendment filed pursuant to Section 2(d)(i);
provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus and (ii) the Company shall be under no obligation to file more than one post-effective amendment to the Shelf Registration Statement in any calendar quarter.
     Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus shall deliver a notice to the Company at least three

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